Exhibit: 99.1

MASSBANK CORP.	April 21, 2005
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FIRST QUARTER 2005 EARNINGS OF

$1.7 MILLION OR $0.38 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,694,000 or $0.38 in diluted earnings per share for the first quarter 2005, compared with net income of $1,949,000 or $0.43 in diluted earnings per share in the first quarter of 2004. Basic earnings per share in the recent quarter were $0.39 per share compared to $0.44 per share in the first quarter of last year.

Income Statement

Net interest income totaled $5,304,000 for the first quarter of 2005, up $63,000 from the same quarter in 2004. The net interest margin improved to 2.28% in the recent quarter as compared to 2.17% in the first quarter of last year. The 11 basis point improvement is primarily the result of a rise in short-term interest rates. The Federal Reserve Bank Board’s Federal Open Market Committee (FOMC) has raised the target rate for Federal Funds by 25 basis points seven times since the end of June 2004, increasing the rate from 1.00% to 2.75%. A further “measured rate” of increases is expected by most economists to continue in 2005. This will likely have a positive affect on the bank’s future net interest income and net interest margin.

The negative provisions for loan losses in the first quarter of 2005 and 2004 of $53,000 and $62,000, respectively, are due to reductions in the size of the bank’s loan portfolio and a low level of problem loans.

Non-interest income for the first quarter of 2005 totaled $197,000, compared to $861,000 for the same period in 2004. The decrease of $664,000 is due primarily to lower securities gains in the recent quarter compared to the same quarter of 2004.

Non-interest expense in the first quarter of 2005 decreased $129,000 compared to the same quarter in 2004. This is attributable to a decrease in salaries and employee benefits due in part to a reduction in the number of bank employees.

Balance Sheet

The Company’s total assets decreased $35.2 million to $971.5 million at March 31, 2005 from $1.007 billion at March 31, 2004. Deposits decreased $33.3 million or 3.8% year-over-year from $870.9 million at March 31, 2004 to $837.6 million at March 31, 2005. Stockholders’ equity was $107.7 million at March 31, 2005, representing a book value of $24.43 per share. This compares to $113.2 million at March 31, 2004 representing a book value of $25.56 per share.

April 21, 2005

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The Company’s non-accrual loans remain low totaling $128,000 at March 31, 2005, representing 0.06% of total loans. This compares to $205,000 representing 0.08% of total loans at March 31, 2004. At March 31, 2005, the Bank’s allowance for loan losses totaled $1.253 million representing 0.54% of total loans compared to $1.491 million representing 0.60% of total loans at March 31, 2004. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $605,000 at March 31, 2005, compared to $626,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.26 per share. This, the Company’s seventy-fifth consecutive dividend, will be payable on May 19, 2005 to stockholders of record at the close of business on May 4, 2005.

Stock Repurchase Program

During the three months ended March 31, 2005, the Company continued the repurchase of its common stock by acquiring 11,060 shares. As of March 31, 2005 there were 115,117 shares available for repurchase in the current program.

Annual Meeting of Stockholders

At the Annual Meeting of Stockholders of MASSBANK Corp. held on April 19, 2005 stockholders voted affirmatively to elect Gerard H. Brandi, William F. Rucci, Jr. and O. Bradley Latham to serve as Directors of the Company until the 2008 Annual Meeting of Stockholders.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in other employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

April 21, 2005

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended March 31,
	2005	2004
For the Period Ended
Total interest and dividend income	$8,765	$8,345
Total interest expense	3,461	3,104

Net interest income	5,304	5,241
Provision (credit) for loan losses	(53)	(62)

Net interest income after provision (credit) for loan losses	5,357	5,303
Gains (losses) on securities, net	(56)	574
Other non-interest income	253	287
Non-interest expense	3,031	3,160
Income tax expense	829	1,055

Net income	$1,694	$1,949

Weighted Average Common Shares Outstanding
Basic	4,399,798	4,427,395
Diluted	4,469,753	4,545,237

Per Common Share
Earnings:
Basic	$0.39	$0.44
Diluted	0.38	0.43
Cash dividends paid	0.26	0.25
Book value (period end)	24.43	25.56

Ratios (1)
Return on average assets	0.71%	0.79%
Return on average equity	6.21	6.98
Net interest margin	2.28	2.17
Total equity to assets (period end)	11.08	11.24

	At March 31,
	2005	2004
At Period End
Assets	$971,475	$1,006,670
Deposits	837,581	870,901
Total loans	230,301	246,546
Stockholders’ equity	$107,678	$113,168
Common shares outstanding	4,407,292	4,428,175

Asset Quality
Non-accrual loans	$128	$205
Real estate acquired through foreclosure	—	—

Total non-performing assets	$128	$205
Allowance for loan losses	$1,253	$1,491

Non-accrual loans to total loans	0.06%	0.08%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

April 21, 2005

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31, 2005	At March 31, 2004
Assets:
Cash and due from banks	$9,748	$7,633
Interest-bearing deposits in banks	2,066	6,888
Federal funds sold	198,926	213,055
Short-term investments	—	24,573
Debt securities available for sale:
Mortgage-backed securities	128,132	100,612
Other securities	310,412	295,867
Equity securities available for sale	7,646	10,694
Mortgage-backed securities held-to-maturity	4,859	—
Trading securities	41,317	70,505
Loans:
Mortgage loans	220,352	235,762
Other loans	9,949	10,784

Total loans	230,301	246,546
Allowance for loan losses	(1,253)	(1,491)

Net loans	229,048	245,055
Premises and equipment	6,332	6,770
Accrued interest receivable	4,056	4,137
Goodwill	1,090	1,090
Deferred income tax asset, net	2,436	—
Other assets	25,407	19,791

Total assets	$971,475	$1,006,670

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$85,267	$84,037
Savings	534,068	597,973
Time certificates of deposit	218,246	188,891

Total deposits	837,581	870,901
Escrow deposits of borrowers	988	1,117
Current income tax liability	120	483
Deferred income tax liability	—	1,453
Allowance for loan losses on off-balance sheet credit exposures	605	626
Other liabilities	24,503	18,922

Total liabilities	863,797	893,502
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,773,055 and 7,714,055 shares issued, respectively	7,773	7,714
Additional paid-in capital	56,175	54,865
Retained earnings	102,555	99,880

	166,503	162,459
Treasury stock at cost 3,365,763 and 3,285,880 shares, respectively	(57,206)	(54,372)
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on securities available for sale, net of tax effect	(1,619)	5,081
Shares held in rabbi trust at cost 14,744 and 26,200 shares, respectively	(321)	(554)
Deferred compensation obligation	321	554

Total stockholders’ equity	107,678	113,168

Total liabilities and stockholders’ equity	$971,475	$1,006,670

April 21, 2005

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	March 31, 2005	March 31, 2004
Interest and dividend income:
Mortgage loans	$3,112	$3,582
Other loans	162	169
Securities available for sale:
Mortgage-backed securities	1,718	1,485
Other securities	2,315	2,261
Mortgage-backed securities held-to-maturity	62	—
Trading securities	248	285
Federal funds sold	1,130	486
Other investments	18	77

Total interest and dividend income	8,765	8,345

Interest expense:
Deposits	3,461	3,104

Total interest expense	3,461	3,104

Net interest income	5,304	5,241
Provision (credit) for loan losses	(53)	(62)

Net interest income after provision (credit) for loan losses	5,357	5,303

Non-interest income:
Deposit account service fees	100	121
Gains on securities available for sale, net	58	364
Gains (losses) on trading securities, net	(114)	210
Other	153	166

Total non-interest income	197	861

Non-interest expense:
Salaries and employee benefits	1,775	1,897
Occupancy and equipment	599	598
Data processing	141	137
Professional services	130	137
Advertising and marketing	20	17
Deposit insurance	38	41
Other	328	333

Total non-interest expense	3,031	3,160

Income before income taxes	2,523	3,004
Income tax expense	829	1,055

Net income	$1,694	$1,949

Weighted average common shares outstanding:
Basic	4,399,798	4,427,395
Diluted	4,469,753	4,545,237
Earnings per share (in dollars):
Basic	$0.39	$0.44
Diluted	0.38	0.43